Exhibit 10.7

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

This SIXTH AMENDMENT TO THE CREDIT AGREEMENT, dated as of November 29, 2017 (this “Sixth Amendment”), by and among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LIFE TIME, INC. (formerly known as LIFE TIME FITNESS, INC.), a Minnesota corporation and successor in interest to LTF MERGER SUB, INC., as borrower (the “Borrower”), the Subsidiary Guarantors party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), the Issuing Bank, the Swing Line Lender and each party executing this Amendment as a 2017 Extending Revolving Lender (each, a “2017 Extending Revolving Lender”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below (as amended by this Sixth Amendment).

W I T N E S S E T H:

WHEREAS, the Borrower, Holdings, the Lenders from time to time party thereto and the Administrative Agent are parties to a Credit Agreement, dated as of June 10, 2015 (as amended by that certain Technical Amendment No. 1, dated as of July 21, 2015, that certain Technical Amendment. No. 2, dated as of September 14, 2015, that certain Third Amendment to the Credit Agreement dated as of June 9, 2016, that certain Fourth Amendment to the Credit Agreement dated as of January 27, 2017 and that certain Fifth Amendment to the Credit Agreement dated as of November 15, 2017, the “Credit Agreement”);

WHEREAS, on the date hereof, there are Revolving Commitments under the Credit Agreement in effect in an aggregate committed amount of $250,000,000.00 (the “Existing Revolving Commitments”);

WHEREAS, on the date hereof, there are outstanding Revolving Loans under the Credit Agreement in an aggregate principal amount of $0 (the “Existing Revolving Loans”);

WHEREAS, on the date hereof, each 2017 Extending Revolving Lender holds (i) Existing Revolving Loans in an aggregate principal amount set forth opposite such 2017 Extending Revolving Lender’s name on the 2017 Extending Revolving Commitment Schedule (as hereinafter defined) (the “Existing Extended Revolving Loans”) and (ii) Existing Revolving Commitments in an aggregate principal amount set forth opposite such 2017 Extending Revolving Lender’s name on the 2017 Extending Revolving Commitment Schedule (the “Existing Extended Revolving Commitments”);

WHEREAS, Section 2.16 of the Credit Agreement permits the Lenders of any Class of the Revolving Facility with a like Maturity Date, upon request of the Borrower, to extend the Maturity Date with respect to all or a portion of its Revolving Commitments by converting all or a portion of its Revolving Commitments under such Class of the Revolving Facility into Extended Revolving Commitments pursuant to the procedures described therein;

WHEREAS, in accordance with such procedures, the Borrower has requested that each Revolving Lender extend the scheduled termination of its Existing Revolving Commitment and certain of the Revolving Lenders have agreed to do so;

WHEREAS, in accordance with the provisions of Sections 2.16 and 10.01 of the Credit Agreement, the Borrower, Holdings, the Administrative Agent, the Issuing Bank, the Swing Line Lender

and the 2017 Extending Revolving Lenders wish to amend the Credit Agreement to enable the Borrower to, among other things, extend the Maturity Date with respect to the 2017 Extending Revolving Lenders’ (i) Existing Extended Revolving Loans outstanding and (ii) Existing Extended Revolving Commitments in effect, in each case, immediately prior to the Sixth Amendment Effective Date (as hereinafter defined); and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Amendments to Credit Agreement.

(a) 2017 Extending Revolving Commitments and 2017 Extending Revolving Loans.

(i) Subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and in reliance upon the representations and warranties set forth in Section 4 hereof, the 2017 Extending Revolving Lenders severally, but not jointly, hereby agree (x) to establish Extended Revolving Commitments by converting their respective Existing Extended Revolving Commitments into Revolving Commitments under the 2017 Initial Revolving Facility (as defined in the Credit Agreement after giving effect to this Sixth Amendment) in an amount equal to their respective Existing Extended Revolving Commitments (the “2017 Extending Revolving Commitments”), (y) that automatically upon the effectiveness of this Sixth Amendment on the Sixth Amendment Effective Date and without any further action by any Person, each 2017 Extending Revolving Lender’s Existing Extended Revolving Loans outstanding on the Sixth Amendment Effective Date shall be deemed to have been converted into, and, for all purposes of the Credit Agreement and the other Loan Documents, shall constitute, Extended Revolving Loans (the “2017 Extending Revolving Loans”) under the 2017 Initial Revolving Facility in an outstanding principal amount equal to such 2017 Extending Revolving Lender’s Existing Extended Revolving Loans and (z) that the Administrative Agent may take whatever administrative actions it deems necessary and appropriate to reflect the foregoing in the Register.

(ii) The Administrative Agent has prepared a schedule attached hereto as Schedule A (the “2017 Extending Revolving Commitment Schedule”) which sets forth (x) the Existing Extended Revolving Loans of each 2017 Extending Revolving Lender and (y) the Existing Extended Revolving Commitments of each 2017 Extending Revolving Lender.

(iii) (x) The 2017 Extending Revolving Commitments shall be designated as a new Class of Revolving Commitments under the Revolving Facility and (y) 2017 Extending Revolving Loans shall be designated as a new Class of Revolving Loans under the Revolving Facility, in each case, with terms and provisions identical to the Existing Revolving Commitments and Existing Revolving Loans, as applicable, except as set forth herein.

(b) Additional Credit Agreement Amendments. Each of the parties hereto agrees that, subject to the satisfaction (or waiver) of the conditions set forth in Section 2 hereof and upon the establishment of the 2017 Extending Revolving Commitments and the conversion of the Existing Extended Revolving Loans into the 2017 Extending Revolving Loans, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

SECTION 2. Conditions of Effectiveness of this Sixth Amendment. This Sixth Amendment shall become effective and each 2017 Extending Revolving Lender shall establish the 2017 Extending Revolving Commitment to be established by it and disburse the 2017 Extending Revolving Loan to be made by it, in each case, pursuant to Section 1(a) on the date (the “Sixth Amendment Effective Date”) when the following conditions shall have been satisfied (or waived):

(a) the Administrative Agent (or its counsel) shall have received from the Borrower, Holdings, each Guarantor, the Administrative Agent, the Issuing Bank, the Swing Line Lender and each 2017 Extending Revolving Lender counterparts of this Sixth Amendment signed on behalf of such parties (including by way of facsimile or other electronic transmission);

(b) substantially simultaneously with the establishment of the 2017 Extending Revolving Commitments and the conversion of the Existing Extended Revolving Loans into of the 2017 Extending Revolving Loans, the Borrower shall have paid, by wire transfer of immediately available funds (x) all reasonable and documented in reasonable detail costs, fees, out-of-pocket expenses (including the reasonable and documented in reasonable detail fees, disbursements and other charges of Davis Polk & Wardwell LLP in connection with this Sixth Amendment), and in the case of the costs and out-of-pocket expenses, to the extent invoiced at least one Business Day prior to the Sixth Amendment Effective Date and (y) to each 2017 Extending Revolving Lender, a consent fee equal to 0.15% of such 2017 Extending Revolving Lender’s 2017 Extending Revolving Commitment established pursuant to this Sixth Amendment;

(c) on the Sixth Amendment Effective Date and after giving effect to this Sixth Amendment, the establishment of the 2017 Extending Revolving Commitments and the conversion of the Existing Extended Revolving Loans into the 2017 Extending Revolving Loans, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all of the representations and warranties of each Loan Party contained in this Sixth Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects before and after the effectiveness of this Sixth Amendment, the establishment of the 2017 Extending Revolving Commitments and the conversion of the Existing Extended Revolving Loans into the 2017 Extending Revolving Loans or the application of the proceeds thereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Sixth Amendment Effective Date or such earlier date;

(d) the Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower certifying compliance with the requirements of the preceding clause (c);

(e) there shall have been delivered to the Administrative Agent (A) certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, and incumbency certificates, (B) a certificate of a Responsible Officer of the Borrower (which may be contained in the same certificate as the certificate delivered pursuant to the preceding clause (e)), certifying that since the Amendment No. 5 Effective Date, except as attached to such certificate, there have been no changes to the Organizational Documents of the Loan Parties and/or attaching copies of any such Organizational Documents that have changed since the Amendment No. 5 Effective Date and (C) a solvency certificate from a Responsible Officer of the Borrower (after giving effect to the establishment of the 2017 Extending Revolving Commitments and the borrowing of the 2017 Extending Revolving Loans) substantially in the form attached to the Credit Agreement as Exhibit I; and

(f) the Administrative Agent shall have received an opinion from (i) Latham & Watkins LLP, special New York counsel to the Loan Parties and (ii) Faegre Baker Daniels LLP, special Minnesota counsel to the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent and the 2017 Extending Revolving Lenders.

SECTION 3. Representations and Warranties. To induce the Administrative Agent, the Issuing Bank, the Swing Line Lender and the 2017 Extending Revolving Lenders party hereto to enter into this Sixth Amendment, each of the Borrower and Holdings represents and warrants to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the 2017 Extending Revolving Lenders party hereto on and as of the Sixth Amendment Effective Date:

(a) all of the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Sixth Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on and as of the Sixth Amendment Effective Date or such earlier date; and

(b) no Default or Event of Default exists as of the Sixth Amendment Effective Date, or would result from the establishment of the 2017 Extending Revolving Commitments, the conversion of the Existing Extended Revolving Loans into the 2017 Extending Revolving Loans or the application of the proceeds therefrom.

SECTION 4. Reaffirmation of Guaranty. Each Guarantor reaffirms its guarantee of the Guaranteed Obligations (as defined in the Guaranty) under the terms and conditions of the Guaranty and agrees that such guarantee remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each Guarantor hereby confirms that it consents to the terms of this Sixth Amendment, including, without limitation, the extension in whole or in part of the Existing Revolving Loans under the Credit Agreement in the form of 2017 Extending Revolving Loans and which constitute “Guaranteed Obligations” of such Guarantor under the Guaranty as amended by this Sixth Amendment. Each Guarantor hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of the Sixth Amendment; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations (as defined in the Guaranty) with respect to such Guarantor).

SECTION 5. Reaffirmation of Security Agreement.

(a) Each Loan Party hereby acknowledges that it has reviewed and consents to the terms and conditions of this Sixth Amendment and the transactions contemplated hereby, including, without limitation, the extension in whole or in part of the Existing Revolving Loans under the Credit Agreement in the form of 2017 Extending Revolving Loans. In addition, each Loan Party reaffirms the security interests granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Obligations and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Loan Party under the terms and conditions of the Security Agreement secure the 2017 Extending Revolving Loans as part of the Obligations. Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral (as defined in the Security Agreement) encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Obligations, as the case may be, including, without limitation, the payment and performance of all such applicable Obligations that are joint and several obligations of each Loan Party now or hereafter existing, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral (as defined in the Security Agreement), whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Sixth Amendment), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is a party.

(b) Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Sixth Amendment.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) This Sixth Amendment shall constitute both an Extension Amendment and a Loan Document under the Credit Agreement.

(b) On and after the Sixth Amendment Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Sixth Amendment, (ii) each 2017 Extending Revolving Lender shall constitute a “Lender” under (and as defined in) the Credit Agreement after giving effect to this Sixth Amendment, (iii) the 2017 Extending Revolving Commitments shall constitute “Extended Revolving Commitments”, “Commitments”, “Revolving Commitments” and “2017 Initial Revolving Commitments” under (and as defined in) the Credit Agreement, (iv) the 2017 Extending Revolving Loans shall constitute “Loans”, “Revolving Loans”, “Extended Revolving Loans” and “2017 Initial Revolving Loans” under (and as defined in) the Credit Agreement after giving effect to this Sixth Amendment and (v) the Sixth Amendment Effective Date shall constitute the “Amendment No. 6 Effective Date” under (and as defined in) the Credit Agreement.

(c) The Credit Agreement and each of the other Loan Documents, as specifically amended by this Sixth Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Sixth Amendment.

(d) The execution, delivery and effectiveness of this Sixth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(e) This Sixth Amendment may not be amended, modified or waived except pursuant to a writing signed by each of the parties hereto.

SECTION 7. Governing Law. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This Sixth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Sixth Amendment by telecopy or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Sixth Amendment.

SECTION 9. Electronic Execution. The words “execution,” “signed,” “signature,” and words of like import in this Sixth Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10. Assignment of Revolving Commitments. The parties hereto acknowledge that pursuant to terms and conditions and for good and valuable consideration, in each case, separately agreed among the relevant parties, certain Revolving Lenders have agreed to assign and assume Revolving Commitments such that after giving effect to such assignments and assumptions (the “Sixth Amendment Effective Date Assignments”), the Revolving Commitment of each Revolving Lender shall be equal to the amount set forth opposite the name of such Revolving Lender under the applicable column on Schedule 2.01 to the Credit Agreement (after giving effect to this Amendment). Notwithstanding the terms of Section 10.07 of the Credit Agreement, the parties hereto hereby agree that, immediately upon the effectiveness of this Amendment on the Sixth Amendment Effective Date, each of the Sixth Amendment Effective Date Assignments shall be effective and the Revolving Commitment of each Revolving Lender shall be equal to the amount set forth opposite the name of such Revolving Lender under the applicable column on Schedule 2.01 to the Credit Agreement without any further action by any party. The Borrower, the Administrative Agent and the Issuing Bank hereby consent to each Sixth Amendment Effective Date Assignment and the Administrative Agent is hereby instructed to record such assignments in the Register.

[The remainder of this page is intentionally left blank.]

6

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Sixth Amendment as of the date first above written.

LIFE TIME, INC., as Borrower

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF INTERMEDIATE HOLDINGS, INC., as
Holdings and Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Secretary

[Signature Page to Sixth Amendment to Credit Agreement]

LTF CLUB OPERATIONS COMPANY, INC., as Guarantor

By:	/s/ Steve Kerzman
	Name:	Steve Kerzman
	Title:	President, Chief Executive Officer and Chief Financial Officer

LTF OPERATIONS HOLDINGS, INC., as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF MANAGEMENT SERVICES, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF CONSTRUCTION COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF RESTAURANT COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF CLUB MANAGEMENT COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

[Signature Page to Sixth Amendment to Credit Agreement]

LTF CLUB OPERATIONS COMPANY, INC., as Guarantor

By:	/s/ Steve Kerzman
	Name:	Steve Kerzman
	Title:	President, Chief Executive Officer and Chief Financial Officer

LTF OPERATIONS HOLDINGS, INC., as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF MANAGEMENT SERVICES, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF CONSTRUCTION COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF RESTAURANT COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF CLUB MANAGEMENT COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

[Signature Page to Sixth Amendment to Credit Agreement]

LTF MINNETONKA RESTAURANT COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF TRIATHLON SERIES, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

CHRONOTRACK SYSTEMS CORP., as Guarantor

By:
	Name:	Steve Kerzman
	Title:	Treasurer

LTF ARCHITECTURE, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF LEASE COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF REAL ESTATE HOLDINGS, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

[Signature Page to Sixth Amendment to Credit Agreement]

LTF MINNETONKA RESTAURANT COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF TRIATHLON SERIES, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

CHRONOTRACK SYSTEMS CORP., as Guarantor

By:	/s/ Steve Kerzman
	Name:	Steve Kerzman
	Title:	Treasurer

LTF ARCHITECTURE, LLC, as Guarantor

By:	/s/ James Spolar
Name: James Spolar
Title: Vice President and Secretary

LTF LEASE COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF REAL ESTATE HOLDINGS, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

[Signature Page to Sixth Amendment to Credit Agreement]

LTF REAL ESTATE COMPANY, INC., as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF EDUCATIONAL PROGRAMS, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

LTF GROUND LEASE COMPANY, LLC, as Guarantor

By:	/s/ James Spolar
	Name:	James Spolar
	Title:	Vice President and Secretary

[Signature Page to Sixth Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and 2017 Extending Revolving Lender

By:	/s/ Mary Kay Coyle
	Name:	Mary Kay Coyle
	Title:	Managing Director

By:	/s/ Dusan Lazarov
	Name:	Dusan Lazarov
	Title:	Director

GOLDMAN SACHS BANK USA, as 2017 Extending Revolving Lender

By:	/s/ Annie Carr
	Name:	Annie Carr
	Title:	Authorized Signatory

KKR REVOLVING CREDIT PARTNERS L.P., as 2017 Extending Revolving Lender

By:	/s/ Jeffrey M. Smith
	Name:	Jeffrey M. Smith
	Title:	Authorized Signatory

JEFFERIES FINANCE LLC, as 2017 Extending Revolving Lender

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

MIZUHO BANK, LTD., as 2017 Extending Revolving Lender

By:	/s/ James Fayen
	Name:	James Fayen
	Title:	Managing Director

BANK OF MONTREAL, as 2017 Extending Revolving Lender

By:	/s/ Lindsay L. Goetz
	Name:	Lindsay L. Goetz
	Title:	Director

ROYAL BANK OF CANADA, as 2017 Extending Revolving Lender

By:	/s/ Gordon MacArthur
	Name:	Gordon MacArthur
	Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as 2017 Extending Revolving Lender, Swing Line Lender and Issuing Bank

By:	/s/ Stephen H. Smith
Name:	Stephen H. Smith
Title:]	Senior Vice President

MIHI LLC, as 2017 Extending Revolving
Lender

By:	/s/ Lisa Grushkin
	Name:	Lisa Grushkin
	Title:	Authorized Signatory

By:	/s/ Michael Barrish
	Name:	Michael Barrish
	Title:	Authorized Signator

NOMURA CORPORATE FUNDING
AMERICAS, LLC, as 2017 Extending
Revolving Lender

By:	/s/ Grant Andrew Keith
	Name:	Grant Andrew Keith
	Title:	Executive Director

ANNEX I

AMENDMENTS TO CREDIT AGREEMENT

[Changed pages to Credit Agreement follow]

Table of Contents

Page
ARTICLE I

Definitions and Accounting Terms

SECTION 1.01	Defined Terms	1
SECTION 1.02	Other Interpretive Provisions	~~82~~83
SECTION 1.03	Accounting Terms	~~83~~85
SECTION 1.04	Rounding	~~83~~85
SECTION 1.05	References to Agreements, Laws, etc	~~83~~85
SECTION 1.06	Times of Day and Timing of Payment and Performance	~~84~~85
SECTION 1.07	Pro Forma and Other Calculations	~~84~~85
SECTION 1.08	Available Amount Transaction	~~86~~88
SECTION 1.09	Guaranties of Hedging Obligations	~~86~~88
SECTION 1.10	Currency Generally	~~87~~88
SECTION 1.11	Letters of Credit	~~87~~89

ARTICLE II

The Commitments and Borrowings

SECTION 2.01	The Loans	~~87~~91
SECTION 2.02	Borrowings, Conversions and Continuations of Loans	~~88~~91
SECTION 2.03	Letters of Credit	~~90~~92
SECTION 2.04	Swing Line Loans	~~99~~103
SECTION 2.05	Prepayments	~~101~~106
SECTION 2.06	Termination or Reduction of Commitments	~~112~~116
SECTION 2.07	Repayment of Loans	~~113~~118
SECTION 2.08	Interest	~~114~~119
SECTION 2.09	Fees	~~114~~119
SECTION 2.10	Computation of Interest and Fees	~~115~~119
SECTION 2.11	Evidence of Indebtedness	~~115~~117
SECTION 2.12	Payments Generally	~~115~~118
SECTION 2.13	Sharing of Payments	~~117~~119
SECTION 2.14	Incremental Facilities	~~118~~120
SECTION 2.15	Refinancing Amendments	~~120~~122
SECTION 2.16	Extensions of Loans	~~121~~123
SECTION 2.17	Defaulting Lenders	~~123~~126
SECTION 2.18	Loan Repricing Protection	~~125~~127

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01	Taxes	~~125~~127
SECTION 3.02	Illegality	~~128~~130
SECTION 3.03	Inability to Determine Rates	~~128~~130
SECTION 3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans
	and CDOR Loans	~~129~~131

i

SECTION 3.05	Funding Losses	~~129~~132
SECTION 3.06	Matters Applicable to All Requests for Compensation	~~130~~132
SECTION 3.07	Replacement of Lenders under Certain Circumstances	~~131~~133
SECTION 3.08	Survival	~~132~~134

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01	Conditions to Credit Extensions on Closing Date	~~132~~134
SECTION 4.02	Conditions to Credit Extensions after Closing Date	~~135~~137

ARTICLE V

Representations and Warranties

SECTION 5.01	Existence, Qualification and Power; Compliance with Laws	~~135~~138
SECTION 5.02	Authorization; No Contravention	~~136~~138
SECTION 5.03	Governmental Authorization	~~136~~139
SECTION 5.04	Binding Effect	~~137~~139
SECTION 5.05	Financial Statements; No Material Adverse Effect	~~137~~139
SECTION 5.06	Litigation	~~137~~140
SECTION 5.07	Labor Matters	~~138~~140
SECTION 5.08	Ownership of Property; Liens	~~138~~140
SECTION 5.09	Environmental Matters	~~138~~140
SECTION 5.10	Taxes	~~138~~140
SECTION 5.11	ERISA Compliance	~~138~~140
SECTION 5.12	Subsidiaries	~~139~~141
SECTION 5.13	Margin Regulations; Investment Company Act	~~139~~141
SECTION 5.14	Disclosure	~~139~~142
SECTION 5.15	Intellectual Property; Licenses, etc	~~140~~142
SECTION 5.16	Solvency	~~140~~142
SECTION 5.17	USA PATRIOT Act; Anti-Terrorism Laws	~~140~~142
SECTION 5.18	Collateral Documents	~~140~~142
SECTION 5.19	Use of Proceeds	~~141~~143

ARTICLE VI

Affirmative Covenants

SECTION 6.01	Financial Statements	~~141~~143
SECTION 6.02	Certificates; Other Information	~~142~~144
SECTION 6.03	Notices	~~144~~146
SECTION 6.04	Payment of Obligations	~~144~~146
SECTION 6.05	Preservation of Existence, etc	~~144~~146
SECTION 6.06	Maintenance of Properties	~~144~~146
SECTION 6.07	Maintenance of Insurance	~~144~~146
SECTION 6.08	Compliance with Laws	~~145~~147
SECTION 6.09	Books and Records	~~145~~147
SECTION 6.10	Inspection Rights	~~145~~147
SECTION 6.11	Covenant to Guarantee Obligations and Give Security	~~145~~147
SECTION 6.12	Compliance with Environmental Laws	~~148~~150

SECTION 6.13	Further Assurances and Post-Closing Covenant	~~148~~150
SECTION 6.14	Use of Proceeds	~~148~~150
SECTION 6.15	Maintenance of Ratings	~~149~~151

ARTICLE VII

Negative Covenants

SECTION 7.01	Liens	~~149~~151
SECTION 7.02	Indebtedness	~~149~~151
SECTION 7.03	Fundamental Changes	~~156~~158
SECTION 7.04	Asset Sales	~~159~~161
SECTION 7.05	Restricted Payments	~~160~~162
SECTION 7.06	Change in Nature of Business	~~169~~171
SECTION 7.07	Transactions with Affiliates	~~169~~171
SECTION 7.08	Burdensome Agreements	~~172~~174
SECTION 7.09	Accounting Changes	~~175~~177
SECTION 7.10	Modification of Terms of Subordinated Indebtedness	~~175~~177
SECTION 7.11	Holdings	~~175~~177
SECTION 7.12	Financial Covenant	~~177~~179

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01	Events of Default	~~177~~179
SECTION 8.02	Remedies upon Event of Default	~~179~~181
SECTION 8.03	Application of Funds	~~180~~182
SECTION 8.04	Right to Cure	~~181~~183

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01	Appointment and Authorization of the Administrative Agent	~~181~~183
SECTION 9.02	Rights as a Lender	~~182~~184
SECTION 9.03	Exculpatory Provisions	~~182~~184
SECTION 9.04	Lack of Reliance on the Administrative Agent	~~183~~185
SECTION 9.05	Certain Rights of the Administrative Agent	~~184~~186
SECTION 9.06	Reliance by the Administrative Agent	~~184~~186
SECTION 9.07	Delegation of Duties	~~184~~186
SECTION 9.08	Indemnification	~~184~~186
SECTION 9.09	The Administrative Agent in Its Individual Capacity	~~185~~187
SECTION 9.10	Holders	~~185~~187
SECTION 9.11	Resignation by the Administrative Agent	~~185~~187
SECTION 9.12	Collateral Matters	~~186~~188
SECTION 9.13	[Reserved]	~~187~~189
SECTION 9.14	Administrative Agent May File Proofs of Claim	~~187~~189
SECTION 9.15	Appointment of Supplemental Administrative Agents	~~187~~189
SECTION 9.16	Intercreditor Agreements	~~188~~190
SECTION 9.17	Secured Cash Management Agreements and Secured Hedge Agreements	~~188~~190
SECTION 9.18	Withholding Tax	~~189~~191

ARTICLE X

Miscellaneous

SECTION 10.01	Amendments, etc	~~189~~191
SECTION 10.02	Notices and Other Communications; Facsimile Copies	~~193~~196
SECTION 10.03	No Waiver; Cumulative Remedies	~~195~~197
SECTION 10.04	Costs and Expenses	~~195~~198
SECTION 10.05	Indemnification by the Borrower	~~196~~198
SECTION 10.06	Marshaling; Payments Set Aside	~~197~~199
SECTION 10.07	Successors and Assigns	~~197~~199
SECTION 10.08	Resignation of Issuing Bank	~~203~~205
SECTION 10.09	Confidentiality	~~204~~206
SECTION 10.10	Setoff	~~205~~207
SECTION 10.11	Interest Rate Limitation	~~205~~207
SECTION 10.12	Counterparts; Integration; Effectiveness	~~205~~207
SECTION 10.13	Electronic Execution of Assignments and Certain Other Documents	~~205~~208
SECTION 10.14	Survival of Representations and Warranties	~~206~~208
SECTION 10.15	Severability	~~206~~208
SECTION 10.16	GOVERNING LAW	~~206~~208
SECTION 10.17	WAIVER OF RIGHT TO TRIAL BY JURY	~~206~~209
SECTION 10.18	Binding Effect	~~207~~209
SECTION 10.19	Lender Action	~~207~~209
SECTION 10.20	Use of Name, Logo, etc	~~207~~209
SECTION 10.21	USA PATRIOT Act	~~207~~209
SECTION 10.22	Service of Process	~~207~~209
SECTION 10.23	No Advisory or Fiduciary Responsibility	~~207~~209
SECTION 10.24	Release of Collateral and Guarantee Obligations; Subordination of Liens	~~208~~210
SECTION 10.25	Assumption and Acknowledgment	~~209~~211
SECTION 10.26	Judgment Currency	~~209~~216
SECTION 10.27	Recognition of EU Bail-In.	~~209~~216

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of June 10, 2015, by and among LTF INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Holdings”), LTF MERGER SUB, INC., a Minnesota corporation and direct subsidiary of Holdings (“Merger Sub” or “Initial Borrower”), U.S. BANK NATIONAL ASSOCIATION (“US Bank”), as Issuing Bank and Swing Line Lender, DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) under the Loan Documents, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to the Transaction Agreement (as defined in Section 1.01 below), Merger Sub will merge (the “Merger”) with and into Life Time Fitness, Inc., a Minnesota corporation (the “Acquired Company”), which will survive the Merger and succeed to all the rights and obligations of the Initial Borrower under this Agreement and the other Loan Documents (such successor, “Life Time”).

In connection therewith, the Borrower has requested that (a) substantially simultaneously with the consummation of the Merger, the Lenders extend credit to the Borrower in the form of $1,250.0 million of Closing Date Term Loans and $250.0 million of Revolving Commitments on the Closing Date as secured credit facilities and (b) from time to time on and after the Closing Date, the Lenders lend to the Borrower and the Issuing Banks issue Letters of Credit for the account of the Borrower, each to provide working capital for, and for other general corporate purposes of, the Borrower and its Restricted Subsidiaries, pursuant to the Revolving Commitments hereunder and pursuant to the terms of, and subject to the conditions set forth in, this Agreement.

On the Closing Date, the Borrower will enter into the Senior Notes Indenture pursuant to which the Borrower shall issue the Senior Notes in an aggregate principal amount of up to $450.0 million.

The proceeds of the Closing Date Term Loans and the Closing Date Revolving Borrowings, together with the proceeds of the Senior Notes and the Equity Contribution, will be used on the Closing Date (i) to repay Indebtedness incurred under the Existing Credit Agreement and certain other Indebtedness and (ii) to pay (A) any original issue discount or upfront fees resulting from the exercise of any “market flex” pursuant to the Fee Letter in connection with the Transactions, (B) the Transaction Consideration, (C) the Transaction Expenses and (D) amounts required for working capital.

The applicable Lenders have indicated their willingness to lend, and the applicable Issuing Banks have indicated their willingness to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

“2017 Initial Revolving Commitment” means, as to each Revolving Lender, its obligation to (1) make Revolving Loans under the 2017 Initial Revolving Facility to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans.

“2017 Initial Revolving Facility” means the Revolving Facility made available by the 2017 Initial Revolving Lenders as of the Amendment No. 6 Effective Date.

“2017 Initial Revolving Lender” means, at any time, any Lender that has a 2017 Initial Revolving Commitment at such time.

“2017 Initial Revolving Loans” means the Loans made available under the 2017 Initial Revolving Facility.

“2017 Refinancing Term Lender” means, at any time, each Lender with a 2017 Refinancing Term Loan Commitment or, after the 2017 Refinancing Term Loans are made or issued, holding a 2017 Refinancing Term Loan at such time.

“2017 Refinancing Term Loan” means the “2017 Refinancing Term Loans” as defined in, and made and/or converted in accordance with Amendment No. 4.

“2017 Refinancing Term Loan Commitment” means, for any 2017 Refinancing Term Lender, the amount set forth opposite such 2017 Refinancing Term Lender’s name on Schedule A to Amendment No. 4. The initial aggregate amount of the 2017 Refinancing Term Loan Commitments is $1,330,494,332.49.

“Acceptable Discount” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(1)(e)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit M.

“Acceptance Date” has the meaning specified in Section 2.05(1)(e)(D)(2).

“Acquired Company” has the meaning specified in the preliminary statements of this Agreement.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Lender” means, at any time, any bank, other financial institution or institutional lender or investor that, in any case, is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loan in accordance with Section 2.14, (b) Loans pursuant to a Refinancing Amendment in accordance with Section 2.15 or (c) Replacement Loans pursuant to Section 10.01; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent, the Swing Line Lender or the Issuing Bank(s) (such approval not to be unreasonably withheld, conditioned or delayed), in each case solely to the extent that any such consent would be required from the Administrative Agent, the Swing Line Lender or the Issuing ~~(~~Lender(s) under Section 10.07(b)(iii) for an assignment of Loans to such Additional Lender.

2

Rate floor or Base Rate floor (1) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is less than such floor, the amount of such floor shall be deemed added to the Applicable Rate for such Loans of such Class for the purpose of calculating the All-In Yield and (2) to the extent that the Reference Rate on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield. As of the Closing Date, the All-In Yield with respect to the Closing Date Term Loans was 437.5 basis points.

“Alternative Currency” means Canadian Dollars.

“Amendment No. 4” means the Refinancing Amendment to this Agreement dated as of January 27, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the 2017 Refinancing Term Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” means January 27, 2017.

“Amendment No. 5” means the Refinancing Amendment to this Agreement dated as of November 15, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the New 2017 Refinancing Term Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” means November 15, 2017.

“Amendment No. 6” means the Refinancing Amendment to this Agreement dated as of November 29, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the Issuing Bank, the Swing Line Lender, the 2017 Refinancing Revolving Lenders party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” means November 29, 2017.

“Annual Financial Statements” means the audited consolidated balance sheets of the Acquired Company as of the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the Acquired Company for the fiscal years then ended.

“Applicable Discount” has the meaning specified in Section 2.05(1)(e)(C)(2).

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to New 2017 Refinancing Term Loans, (i) 2.75% for Eurodollar Rate Loans and (ii) 1.75% for Base Rate Loans.

(b) with respect to Revolving Loans and unused Revolving Commitments under the ~~Closing Date~~Original Initial Revolving Facility and Letter of Credit fees for Original Initial Revolving Lenders (i) until delivery of financial statements for the first full fiscal quarter ending after the Closing Date pursuant to Section 6.01, (A) 3.25% for Eurodollar Rate Loans, CDOR Loans and Letter of Credit fees, (B) 2.25% for Base Rate Loans and (C) 0.500% Commitment Fee Rate for unused Revolving Commitments and (ii) thereafter, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1):

Pricing Level	First Lien Net Leverage Ratio	Eurodollar Rate, CDOR Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.50 to 1.00	3.25%	2.25%	0.500%
2	≤ 3.50 to 1.00	3.00%	2.00%	0.375%

(c) with respect to Revolving Loans and unused Revolving Commitments under the 2017 Initial Revolving Facility and Letter of Credit fees for 2017 Initial Revolving Lenders (i) until delivery of financial statements for the first full fiscal quarter ending after the Amendment No. 6 Effective Date pursuant to Section 6.01, (A) 2.75% for Eurodollar Rate Loans, CDOR Loans and Letter of Credit fees, (B) 1.75% for Base Rate Loans and (C) 0.375% Commitment Fee Rate for unused Revolving Commitments and (ii) thereafter, the following percentages per annum, based upon the First Lien Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(1):

Pricing Level	First Lien Net Leverage Ratio	Eurodollar Rate, CDOR Rate and Letter of Credit Fees	Base Rate	Commitment Fee Rate
1	> 3.50 to 1.00	3.00%	2.00%	0.500%
2	≤ 3.50 to 1.00	2.75%	1.75%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(1); provided that “Pricing Level 1” (as set forth above) shall apply as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) and (y) at the option of the Administrative Agent or the Required Revolving Lenders under the Closing Date Revolving Facility, the first Business Day after an Event of Default under Section 8.01(1) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply). Notwithstanding anything to the contrary set forth herein, the provisions of this clause (b) may be amended or waived with the consent of only the Borrower and the Required Revolving Lenders.

(d)  ~~(c)~~ with respect to any Term Loans (other than Closing Date Term Loans), as specified in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to Letters of Credit, (i) the relevant Issuing Banks and (ii) the relevant Revolving Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means DBSI, Goldman Sachs, Jefferies, Mizuho, BMOC, RBCCM, US Bank, Macquarie Capital and Nomura, each in its capacity as a joint lead arranger under this Agreement.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions of property or assets of the Borrower or any Restricted Subsidiary (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.02 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary), whether in a single transaction or a series of related transactions;

“Closing Date Refinancing” means the repayment of all Indebtedness of the Acquired Company and its Subsidiaries with respect to which the Transaction Agreement requires the delivery of a payoff letter.

“Closing Date Revolving Borrowing” means a borrowing of Revolving Loans on the Closing Date, not to exceed the amount(s) (i) to pay Transaction Expenses in an amount not to exceed $20.0 million, plus (ii) for working capital purposes, plus (iii) to fund any original issue discount or upfront fees in connection with the Transactions resulting from the exercise of any “market flex” pursuant to the Fee Letter; provided that Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit, guarantees and performance or similar bonds outstanding on the Closing Date (including deemed issuances of Letters of Credit under this Agreement resulting from an existing issuer of letters of credit outstanding on the Closing Date agreeing to become an Issuing Bank under this Agreement).

“Closing Date Revolving Facility” means ~~the~~(x) prior to the Amendment No. 6 Effective Date, the Original Initial Revolving Facility ~~made available by the Revolving Lenders as of the Closing Date~~and (y) from and after the Amendment No. 6 Effective Date, the Original Initial Revolving Facility and the 2017 Initial Revolving Facility, collectively.

“Closing Date Term Loan Commitment” means, as to each Term Lender, its obligation to make a Closing Date Term Loan to the Borrower in an aggregate amount not to exceed the amount specified opposite such Lender’s name under on Schedule 2.01 under the caption “Closing Date Term Loan Commitment” or in the Assignment and Assumption (or Affiliated Lender Assignment and Assumption) pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including pursuant to Section 2.14, 2.15 or 2.16). The initial aggregate amount of the Closing Date Term Loan Commitments as of June 10, 2015 was $1,250.00 million.

“Closing Date Term Loans” means the Term Loans made by the Lenders on the Closing Date pursuant to Section 2.01(1)(a), pursuant to Amendment No. 4 or pursuant to Amendment No. 5, as applicable. For the avoidance of doubt, the 2017 Refinancing Term Loans and the New 2017 Refinancing Term Loans shall constitute Closing Date Term Loans.

“Co-Investors” means any of (a) the assignees, if any, of the equity commitments of any Investor who become holders of Equity Interests in Holdings (or any Parent Company) on the Closing Date in connection with the Merger and (b) the transferees, if any, that acquire, within ninety (90) days of the Closing Date, any Equity Interests in Holdings (or any Parent Company) held by any Investor as of the Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and the Mortgaged Properties, if any.

“Collateral Agent” has the meaning specified in the introductory paragraph to this Agreement.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(1) the Collateral Agent shall have received each Collateral Document required to be delivered (a) on the Closing Date pursuant to Section 4.01(1)(c) or (b) pursuant to Section 6.11 or 6.13 at such time required by such Sections to be delivered, in each case, duly executed by each Loan Party that is party thereto;

(2) all Obligations shall have been unconditionally guaranteed by (a) Holdings (or any successor thereto), (b) each Restricted Subsidiary of the Borrower that is a wholly owned Material Subsidiary (other than any Excluded Subsidiary), which as of the Closing Date after giving effect to the Assumption shall include those that are listed on Schedule 1.01(1) hereto and (c) any Restricted Subsidiary of the Borrower that Guarantees (or is the borrower or issuer of) (i) the Senior Notes; (ii) any other Junior impose such aforementioned taxes on paydowns or re-advances applicable to such Indebtedness unless it is feasible to limit recovery to a capped amount that would not be subject to re-borrowing.

The foregoing definition shall not require, and the Loan Documents shall not contain any requirements as to, the creation, perfection or maintenance of pledges of, or security interests in, Mortgages on, or the obtaining of Mortgage Policies, surveys, abstracts or appraisals or taking other actions with respect to, any Excluded Assets.

The Collateral Agent may grant extensions of time for the creation, perfection or maintenance of security interests in, or the execution or delivery of any Mortgage and the obtaining of title insurance, surveys or Opinions of Counsel with respect to, particular assets (including extensions beyond the Closing Date for the creation, perfection or maintenance of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

No actions required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in any assets or to perfect or make enforceable such security interests (including any intellectual property registered or applied for in any non-U.S. jurisdiction) and there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction. No actions shall be required with respect to assets (other than in respect of Pledged Collateral (as defined in, and to the extent required under, the Security Agreement)) requiring perfection through control agreements or perfection by “control” (as defined in the UCC).

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages (if any), each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent, Collateral Agent or the Lenders pursuant to Sections 4.01(1)(c), 6.11 or 6.13 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Revolving Commitment, any Revolving Commitment Increase or other commitments in respect of any Incremental Revolving Facility, ~~Initial~~ Term Commitment, Incremental Commitment, Refinancing Commitment or Extended Commitment, or any commitment in respect of Replacement Loans, as the context may require.

“Commitment Fee Rate” means a percentage per annum equal to the Applicable Rate set forth in the “Commitment Fee Rate” column of the chart in the definition of “Applicable Rate.”

“Commitment Letter” means that certain Amended and Restated Commitment Letter, dated as of April 3, 2015, among Merger Sub, DB, Goldman Sachs, Jefferies, BMO, RBC, Macquarie, Nomura, Mizuho and US Bank, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Committed Loan Notice” means a notice of (1) a Borrowing with respect to a given Class of Loans, (2) a conversion of Loans of a given Class from one Type to the other or (3) a continuation of Eurodollar Rate Loans or CDOR Loans of a given Class, pursuant to Section 2.02(1), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et. seq.), as amended from time to time and any successor statute.

“Compensation Period” has the meaning specified in Section 2.12(3)(b).

(4) any withholding tax attributable to a Lender’s failure to comply with Section 3.01(3),

(5) any tax imposed under FATCA and

(6) any interest, additions to taxes and penalties with respect to any taxes described in clauses (1) through (5) of this definition.

“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among the Acquired Company, certain of its Subsidiaries from time to time party thereto, U.S. Bank National Association, as agent, and the lenders and other parties from time to time party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Existing Letter of Credit” has the meaning specified in Section 2.03(8).

“Existing Mortgage Debt” means (i) the Loan Agreement dated as of January 28, 2014 between LTF Real Estate CMBS II, LLC and Wells Fargo Bank, National Association, (ii) the Promissory Note, dated as of February 12, 2013 between LTF Real Estate MP I, LLC and ING Life Insurance and Annuity Company, (iii) the Promissory Note, dated as of August 23, 2013 between LTF Real Estate MP II, LLC and ING Life Insurance and Annuity Company, and (iv) the Promissory Note, dated as of July 29, 2014 between LTF Real Estate MP III, LLC and ING Life Insurance and Annuity Company.

“Expiring Credit Commitment” has the meaning specified in Section 2.04(7).

“Extended Commitments” means, collectively, Extended Revolving Commitments and Extended Term Commitments.

“Extended Loans” means, collectively, Extended Revolving Loans and Extended Term Loans.

“Extended Revolving Commitments” means the Revolving Commitments held by an Extending Lender.

“Extended Revolving Loans” means the Revolving Loans made pursuant to Extended Revolving Commitments.

“Extended Term Commitments” means the Term Loan Commitments held by an Extending Lender.

“Extended Term Loans” means the Term Loans made pursuant to Extended Term Commitments.

“Extending Lender” means each Lender accepting an Extension Offer.

“Extension” has the meaning specified in Section 2.16(1).

“Extension Amendment” has the meaning specified in Section 2.16(2).

“Extension Offer” has the meaning specified in Section 2.16(1).

“Facilities” means the Closing Date Term Loans, the Original Initial Revolving Facility, the 2017 Initial Revolving Facility, the Swing Line Facility, any Extended Term Loans, any Extended Revolving Commitments and Extended Revolving Loans, any Refinancing Term Loans or Refinancing Revolving Loans, any Incremental Term Loans or Incremental Revolving Commitments or any Replacement Loans, as the context may require, and “Facility” means any of them. extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Assets or Operations” means, with respect to any Parent Company, that Parent Company’s’ total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in the Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 3.0% of such Parent Company’s corresponding consolidated amount.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that, in the good faith judgment of the Borrower, is qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.09.

“Initial Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Initial Loans” means the Closing Date Loans and any Incremental Loans that are treated as the same Class.

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated as of the Closing Date, substantially in the form of Exhibit Q executed by the Borrower and each Restricted Subsidiary of that is party thereto.

“Intercreditor Agreement” means any Equal Priority Intercreditor Agreement(s) or Junior Lien Intercreditor Agreement(s) that may be executed from time to time.

“Interest Payment Date” means, (a) as to any Loan of any Class other than a Base Rate Loan (other than any Swing Line Loan), the last day of each Interest Period applicable to such Loan and the applicable Maturity Date of the Loans of such Class; provided that if any Interest Period for a Eurodollar Rate Loan or a CDOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (other than any Swing Line Loan) of any Class, the last Business Day of each March, June, September and December and the applicable Maturity Date of the Loans of such Class; ~~and~~ (c) as to any Swing Line Loan, the last Business Day of any calendar month or, if any Event of Default has occurred and is continuing, upon demand of the Swing Line Lender; and (d) as to any Revolving Loan under the Original Initial Revolving Facility, the Amendment No. 6 Effective Date.

“Interest Period” means, as to each Eurodollar Rate Loan or any CDOR Loan, the period commencing on the date such Eurodollar Rate Loan or CDOR Loan is disbursed or converted to or continued as a Eurodollar Rate Loan or CDOR Loan and ending on the date one, two, three or six months thereafter, or to the extent consented to by each applicable Lender, twelve months (or such period of less than one month as may be consented to by each applicable Lender), as selected by the Borrower in its Committed Loan Notice; provided that:

(1) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

Total Assets of the Restricted Subsidiaries that are Foreign Subsidiaries as of the end of the most recently ended Test Period or more than (when taken together with the gross revenues of the Restricted Subsidiaries of such Foreign Subsidiaries for such Test Period) 7.5% of the consolidated gross revenues of the Restricted Subsidiaries that are Foreign Subsidiaries for such Test Period, then the Borrower shall, not later than sixty (60) days after the date by which financial statements for such Test Period were required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent one or more of such Foreign Subsidiaries that are Restricted Subsidiaries as “Material Foreign Subsidiaries” to the extent required such that the foregoing condition ceases to be true. At all times prior to the delivery of the aforementioned financial statements, such determinations shall be made based on the Pro Forma Financial Statements.

“Material Real Property” means any fee-owned real property located in the United States and owned by any Loan Party (i) with a fair market value in excess of $7.5 million on the Closing Date (if owned by a Loan Party on the Closing Date) or at the time of acquisition (if acquired by a Loan Party after the Closing Date) and (ii) which is improved with a facility owned by any Loan Party that is open for commercial operations; provided that for the avoidance of doubt, Material Real Property will not include any Excluded Assets.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (i) with respect to the Closing Date Term Loans, in each case that have not been extended pursuant to Section 2.16, the date that is seven years after the Closing Date, (ii) with respect to the Revolving Loans (x) under the Original Initial Revolving Facility, the date that is five years after the Closing Date~~,~~ and (y) under the 2017 Initial Revolving Facility, August 15, 2022; provided that if, on March 10, 2022 or any subsequent date (such date, the “2017 Initial Revolving Facility Trigger Date”), the Maturity Date with respect to the Closing Date Term Loans is not March 10, 2023 or a later date, the Maturity Date with respect to the Loans under the 2017 Initial Revolving Facility shall be such 2017 Initial Revolving Facility Trigger Date, (iii) with respect to any tranche of Extended Term Loans or Extended Revolving Commitments, the final maturity date as specified in the applicable Extension Amendment, (iv) with respect to any Refinancing Term Loans or Refinancing Revolving Loans, the final maturity date as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment; provided that in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.

“Maximum Rate” has the meaning specified in Section 10.11.

“Merger” has the meaning specified in the preliminary statements to this Agreement.

“Mizuho” means Mizuho Bank, Ltd.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage Policies” has the meaning specified in Section 6.11(2)(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (5) of the definition of “Collateral and Guarantee Requirement.”

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs, deeds to secure debt and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent for the benefit of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent, including such modifications as may be required by local laws, pursuant to Section 6.13(2) and any other deeds of trust, trust deeds, hypothecs, deeds to secure debt or mortgages executed and delivered pursuant to Sections 6.11.

instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Initial Revolving Commitment” means, as to each Revolving Lender, its obligation to (1) make Revolving Loans under the Original Initial Revolving Facility to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans.

“Original Initial Revolving Facility” means the Revolving Facility made available by the Original Initial Revolving Lenders as of the Closing Date.

“Original Initial Revolving Lender” means, at any time, any Lender that has an Original Initial Revolving Commitment at such time.

“Original Initial Revolving Loans” means the Loans made available under the Original Initial Revolving Facility.

“Other Applicable ECF” means Excess Cash Flow or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.

“Other Applicable Indebtedness” means Permitted Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness secured on a pari passu basis with the Obligations, together with Refinancing Indebtedness in respect of any of the foregoing that is secured on a pari passu basis with the Obligations.

“Other Applicable Net Proceeds” means Net Proceeds or a comparable measure as determined in accordance with the documentation governing Other Applicable Indebtedness.

“Other Taxes” means any and all present or future stamp or documentary Taxes, intangible, recording, filing, excise (that is not based on net income), property or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Loans and Swing Line Loans on any date, the outstanding principal Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding principal Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (i) with respect to any amount denominated in Dollars, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, an Issuing Bank or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation and (ii) with respect to any amount denominated in any Available Currency other than Dollars, the rate of interest per annum at which overnight deposits in such Available Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such Available Currency to major banks in such interbank market.

such time and the denominator of which is the aggregate Incremental Term Loan Exposure of all Lenders at such time.

“Public Company Costs” means the initial costs relating to establishing compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Borrower’s or its Restricted Subsidiaries’ initial establishment of compliance with the obligations of a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act.

“Public Lender” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means (i) at any time prior to Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that is (a) of a type that would be required by applicable Law to be publicly disclosed in connection with an issuance by Holdings or any of its Subsidiaries of its debt or equity securities pursuant to a registered public offering made at such time or (b) not material to make an investment decision with respect to securities of Holdings or any of its Subsidiaries (for purposes of United States federal, state or other applicable securities laws), and (ii) at any time on or after Holdings or any of its Subsidiaries becoming the issuer of any Traded Securities, information that does not constitute material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Holdings or any of its Subsidiaries or any of their respective securities.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement ~~or~~of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10.0 million at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Stock.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings that

(1) is not subject to any Guarantee by any Subsidiary of Holdings (including the Borrower),

(2) will not mature prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of issuance or incurrence thereof,

(3) has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (5) below),

(4) does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (i) the date that is four (4) years from the date of the issuance or incurrence thereof and (ii) the date that is 180 days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and

(5) has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) aggregate Term Loan Exposure and (b) aggregate Revolving Exposure of all Lenders; provided that (i) the aggregate Term Loan Exposure and Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of the “Required Lenders” and (ii) any determination of Required Lenders shall be subject to the limitations set forth in Section 10.07(h) with respect to Affiliated Lenders.

“Required Revolving Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the aggregate Revolving Exposure of all Lenders; provided that the Revolving Exposure of or held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Responsible Officer” means, with respect to a Person, the chief executive officer, chief operating officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions, of such Person. With respect to any document delivered by a Loan Party on the Closing Date, Responsible Officer includes any secretary or assistant secretary of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Investment” means any Investment other than any Permitted Investment(s).

“Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Borrower (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that notwithstanding the foregoing, in no event will (i) any Securitization Subsidiary, or (ii) any special purpose vehicle that borrows mortgage debt secured by fitness centers or exercise facilities and has no other activities be considered a Restricted Subsidiary for purposes of Section 8.01(5) or (7); provided further that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary will be included in the definition of “Restricted Subsidiary” Wherever the term “Restricted Subsidiary” is used herein with respect to any Subsidiary of a referenced Person that is not the Borrower, then it will be construed to mean a Person that would be a Restricted Subsidiary of the Borrower on a pro forma basis following consummation of one or a series of related transactions involving such referenced Person and the Borrower (but which transactions may include a designation of a Subsidiary of such Person as an Unrestricted Subsidiary on a pro forma basis in accordance with this Agreement).

“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the Revolving Lenders pursuant to Section 2.01(2).

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (1) make Revolving Loans to the Borrower pursuant to Section 2.01(2) and (2) purchase participations in L/C Obligations in respect of Letters of Credit and purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount specified (a) opposite such Lender’s name on Schedule 2.01 under the caption ~~“Closing Date~~(x) in the case of each Original Initial Revolving Lender, “Original Initial Revolving Commitment” and (y) in the case of each 2017 Initial Revolving Lender, “2017 Initial Revolving Commitment” or (b) in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. For the avoidance of doubt, from and after the Amendment No. 6 Effective Date, each 2017 Initial Revolving Lender’s Original Initial Revolving Commitment (if any) shall terminate pursuant to Amendment No. 6. The aggregate Revolving Commitments of all Revolving Lenders as of the ~~Closing~~Amendment No. 6 Effective Date is $250.0 million, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(1).

“Revolving Exposure” means, as to each Revolving Lender, the sum of the amount of the Outstanding Amount of such Revolving Lender’s Revolving Loans and its Pro Rata Share or other applicable share provided for under this Agreement of the Dollar Amount of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Commitments at such time, including (without duplication) the Original Initial Revolving Commitments and the 2017 Initial Revolving Commitments.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment at such time or, if Revolving Commitments have terminated, Revolving Exposure.

“Revolving Loan” has the meaning specified in Section 2.01(2) and includes Revolving Loans under ~~the Closing Date~~(without duplication) the Original Initial Revolving Facility and the 2017 Initial Revolving Facility, Incremental Revolving Loans, Refinancing Revolving Loans and Loans made pursuant to Extended Revolving Commitments.

“Revolving Note” means a promissory note of the Borrower payable to any Revolving Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from the Revolving Loans made by such Revolving Lender.

“Run-Rate Adjusted EBITDA” means, with respect to any Person for any period, the Adjusted EBITDA of such Person and its Restricted Subsidiaries for such period increased by the Total New Facility Run-Rate Adjustment.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale-Leaseback Post-Closing Transaction” means any Sale-Leaseback Transaction consummated after the Closing Date.

“Sale-Leaseback Transaction” means any arrangement providing for the leasing by the Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Same Day Funds” means disbursements and payments in immediately available funds.

“Sanctions” has the meaning specified in Section 5.17.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between Holdings, the Borrower or any Restricted Subsidiary and a Cash Management Bank; and designated in writing by the Cash Management Bank and the Borrower to the Administrative Agent as a “Secured Cash Management Agreement.”

“Secured Hedge Agreement” means any Hedge Agreement with respect to Hedging Obligations permitted under Section 7.02 that is (a) entered into by and between any Loan Party or Restricted Subsidiary and any Hedge Bank and (b) designated in writing by the Hedge Bank and the Borrower to the Administrative Agent as a “Secured Hedge Agreement.”

“Total 2017 Initial Revolving Outstandings” means the aggregate Outstanding Amount of all 2017 Initial Revolving Loans and aggregate Pro Rata Share of L/C Obligations held by 2017 Initial Revolving Lenders.

“Total Original Initial Revolving Outstandings” means the aggregate Outstanding Amount of all Original Initial Revolving Loans and aggregate Pro Rata Share of L/C Obligations held by Original Initial Revolving Lenders.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.

“Traded Securities” means any debt or equity securities issued pursuant to a public offering or Rule 144A offering.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of March 15, 2015, among Life Time, LTF Holdings, Inc., a Delaware corporation, and LTF Merger Sub, Inc., a Minnesota corporation, as amended, modified and supplemented from time to time.

“Transaction Consideration” means an amount equal to the total funds required to consummate the Merger as set forth in the Transaction Agreement.

“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by the Investors, any Parent Company, Holdings, the Borrower or any Restricted Subsidiary in connection with the Transactions, including any expenses in connection with hedging transactions, payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or restricted stock.

“Transactions” means, collectively, the transactions contemplated by the Transaction Agreement (as amended through the Closing Date) and transactions related or incidental to, or in connection with, such transactions, the funding of the Closing Date Loans, the issuance of the Senior Notes on the Closing Date, and the payment of Transaction Expenses.

“Treasury Capital Stock” has the meaning assigned to such term in Section 7.05(b)(2)(a).

“TTM Run-Rate Adjusted EBITDA” means, as of any date of determination, the Run-Rate Adjusted EBITDA of the Borrower for the Test Period.

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Eurodollar Rate Loan or a CDOR Loan.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(3)(b)(iii).

“Unreimbursed Amount” has the meaning specified in Section 2.03(3)(a).

“Unrestricted Subsidiary” means:

ARTICLE II

The Commitments and Borrowings

SECTION 2.01 The Loans.

(1) Term Borrowings. Subject to the terms and conditions set forth in Section 4.01 hereof, each Term Lender severally agrees (a) to make to the Borrower on the Closing Date one or more Closing Date Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s Closing Date Term Commitment on the Closing Date, (b) to make to the Borrower on the Amendment No. 4 Effective Date one or more 2017 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s 2017 Refinancing Term Loan Commitment on the Amendment No. 4 Effective Date and (c) to make to the Borrower on the Amendment No. 5 Effective Date one or more New 2017 Refinancing Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s New 2017 Refinancing Term Loan Commitment on the Amendment No. 5 Effective Date. Amounts borrowed under this Section 2.01(1) and repaid or prepaid may not be reborrowed. The Closing Date Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(2) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans denominated in Dollars or one or more Alternative Currencies pursuant to Section 2.02 from its applicable Lending Office (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the period ~~from~~, with respect to each Class of the Revolving Facility, from (x) in the case of the Original Initial Revolving Facility, the Closing Date and (y) in the case of the 2017 Initial Revolving Facility, the Amendment No. 6 Effective Date, in each case, until the Maturity Date with respect to such Class of the Revolving Facility, in an aggregate principal Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment under the applicable Class of the Revolving Facility; provided that after giving effect to any Revolving Borrowing, (a) (x) the Total Original Initial Revolving Outstandings shall not exceed the aggregate Original Initial Revolving Commitments and (y) the Total 2017 Initial Revolving Outstandings shall not exceed the aggregate 2017 Initial Revolving Commitments (b) the aggregate principal Dollar Amount of Total Revolving Outstandings denominated in Canadian Dollars will not exceed $25.0 million and (~~b~~c) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all L/C Obligations, plus, in the case of each Lender other than the Swing Line Lender, such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Commitment. Within the limits of each Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(2), prepay under Section 2.05 and reborrow under this Section 2.01(2). Revolving Loans may be Base Rate Loans, Eurodollar Rate Loans or CDOR Loans, as further provided herein. For the avoidance of doubt, the parties hereto agree that each Revolving Borrowing (including Revolving Borrowings pursuant to Section 2.04(3)) shall be made on a ratable basis among all Classes of Revolving Commitments then in effect.

SECTION 2.02 Borrowings, Conversions and Continuations of Loans.

(1) Each Term Borrowing, each Revolving Borrowing, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans and CDOR Loans shall be made upon the Borrower’s irrevocable notice, on behalf of the Borrower, to the Administrative Agent (provided that the notice in respect of the initial Credit Extension, or in connection with any Permitted Acquisition or other transaction permitted under this Agreement, may be conditioned on the closing of the Merger or such Permitted Acquisition or other transaction, as applicable), which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m., New York time, (a) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or CDOR Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans and (b) on the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (a) above may be delivered on or prior to the Closing Date in the case of the Closing Date Term Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(1) must be received a copy of such L/C Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant Issuing Bank of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or, if applicable, any Restricted Subsidiary of the Borrower) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement times the amount of such Letter of Credit. For the avoidance of doubt, each risk participation in a Letter of Credit shall be made on a ratable basis among all Classes of Revolving Commitments then in effect. In furtherance of the foregoing, on the Amendment No. 6 Effective Date (after giving effect to Amendment No. 6) the risk participations in the Letters of Credit outstanding on such date shall be reallocated amongst the Revolving Lenders such that, after giving effect to such reallocation, each Revolving Lender shall hold risk participations in each such Letter of Credit equal to such Revolving Lender’s Pro Rata Share of the Revolving Facility (after giving effect to Amendment No. 6). Upon a Maturity Date under any Class of the Revolving Facility (other than the tranche with the latest Maturity Date of all Revolving Facilities then in effect), provided that no Default or Event of Default shall have occurred and be continuing, the aggregate amount of participations in Letters of Credit held by Revolving Lenders in respect of the Class of Revolving Commitments terminating on such Maturity Date shall be reallocated to the Revolving Lenders holding Revolving Commitments of each other Class of Revolving Commitments then in effect, such that, upon such reallocation, the participation of each remaining Revolving Lender in outstanding Letters of Credit shall be in proportion to its respective Pro Rata Share; provided that in no event shall such reallocation result in the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans exceeding such Lender’s Revolving Commitment. If, on the Maturity Date with respect to any Class of the Revolving Facility, the reallocation described above cannot, or can only partially, be effected with respect to any outstanding Letter of Credit as a result of the limitations set forth herein, the Borrower shall, in accordance with Section 2.03(7), Cash Collateralize the portion of any such Letter of Credit that cannot be so reallocated.

(c) If the Borrower so requests in any applicable L/C Application, the relevant Issuing Bank shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the relevant Issuing Bank and the Borrower at the time such Letter of Credit is issued. Unless otherwise agreed in such Letter of Credit, the Borrower shall not be required to make a specific request to the relevant Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the applicable L/C Expiration Date, unless the Outstanding Amount of L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized or back-stopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank; provided that the relevant Issuing Bank shall not permit any such extension if (i) the relevant Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(1)(b) or otherwise) or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 will not be satisfied on the applicable date of the Credit Extension.

(d) Promptly after issuance of any Letter of Credit or any amendment to a Letter of Credit, the relevant Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(3) Drawings and Reimbursements; Funding of Participations.

(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Bank shall promptly notify the Borrower and the Administrative Agent thereof (including the date on which such payment is to be made). Upon the same day of any payment by an Issuing Bank under a Letter of Credit with notice to the Borrower (each such date, an “Honor Date”), the Borrower shall reimburse, or cause to be reimbursed, such Issuing Bank through the Administrative Agent in an amount equal to the Dollar Amount of such drawing; provided that if such reimbursement is not made on the date of drawing, the Borrower shall pay interest to the relevant Issuing Bank on such amount at the rate applicable to Base Rate Loans (without duplication of interest payable on L/C Borrowings). The relevant Issuing Bank shall notify the Borrower of the Dollar Amount of the drawing promptly following the determination or revaluation thereof. If the Borrower fails to so reimburse, or cause to be reimbursed, such Issuing Bank by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the Dollar Amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Appropriate Lender’s Pro Rata Share or other applicable share provided for under this Agreement thereof. In such event, in the case of an Unreimbursed Amount under a Letter of Credit, the Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the requirements for the amount of the unutilized portion of the Revolving Commitments under the applicable Revolving Facility of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.03(3)(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. For the avoidance of doubt, the parties hereto agree that each L/C Borrowing shall be made on a ratable basis among all Classes of Revolving Commitments then in effect.

(b) Each Appropriate Lender (including any Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.03(3)(a) make funds available to the Administrative Agent for the account of the relevant Issuing Bank in Dollars at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share or other applicable share provided for under this Agreement of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(3)(c), each Appropriate Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Issuing Bank.

(c) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to (i) prior to the date of termination of the Original Initial Revolving Facility in accordance with the terms of this Agreement, the Original Initial Revolving Loans and (ii) from and after the date of termination of the Original Initial Revolving Facility in accordance with the terms of this Agreement, the 2017 Initial Revolving Loans. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant Issuing Bank pursuant to Section 2.03(3)(b) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

the Borrower will Cash Collateralize, or cause to be Cash Collateralized, the then Outstanding Amount of all relevant L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default or the applicable L/C Expiration Date, as the case may be), and shall do so not later than 2:00 p.m. on (i) in the case of the immediately preceding clauses (a) or (b), (x) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 p.m. or (y) if clause (x) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (ii) in the case of the immediately preceding clause (c), the Business Day on which an Event of Default set forth under Section 8.01(6) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the applicable Issuing Bank, the Borrower will Cash Collateralize all Fronting Exposure (after giving effect to Section 2.17(1)(d) and any Cash Collateral provided by the Defaulting Lender). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders of the applicable Facility, a security interest in all such Cash Collateral. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are expressly subject to any right or claim of any Person other than the Loan Parties or the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all relevant L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay, or cause to be paid, to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at the Administrative Agent as aforesaid, an amount equal to the excess of (A) such aggregate Outstanding Amount over (B) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant Issuing Bank. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such relevant L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall promptly be refunded to the Borrower. To the extent any Event of Default giving rise to the requirement to Cash Collateralize any Letter of Credit pursuant to this Section 2.03(7) is cured or otherwise waived, then so long as no other Event of Default has occurred and is continuing, the amount of any Cash Collateral pledged to Cash Collateralize such Letter of Credit shall promptly be refunded to the Borrower. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Loan Parties or the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(8) Existing Letters of Credit. Subject to the terms and conditions hereof, (a) Letters of Credit may be issued on the Closing Date to backstop or replace letters of credit outstanding on the Closing Date or (b) all letters of credit issued for the account of the Borrower or any Restricted Subsidiary and outstanding on the Closing Date and issued by an entity that is an Issuing Bank under this Agreement, which, by its execution of this Agreement, has agreed to act as an Issuing Bank hereunder and is listed on Schedule 2.03(8) (each, an “Existing Letter of Credit”) shall automatically be continued hereunder on the Closing Date by such Issuing Bank, and as of the Closing Date the Revolving Lenders shall acquire a participation therein as if such Existing Letter of Credit were issued hereunder, and each such Existing Letter of Credit shall be deemed a Letter of Credit for all purposes of this Agreement as of the Closing Date without any further action by the Borrower.

(9) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender for the applicable Revolving Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate set forth in the “Eurodollar Rate, CDOR Rate and Letter of Credit Fees” column of the chart in the definition of “Applicable Rate” with respect to such Class of the Revolving Facility times the daily maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount decreases or increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to this

Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(1)(d), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, with respect to each Revolving Lender, on the L/C Expiration Date with respect to the Class of Revolving Commitments of such Revolving Lender and thereafter on demand. If there is any change in the Applicable Rate set forth in the “Eurodollar Rate, CDOR Rate and Letter of Credit Fees” column with respect to a Class of the Revolving Facility of the chart in the definition of “Applicable Rate” during any calendar quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate with respect to such Class of the Revolving Facility separately for each period during such calendar quarter that such Applicable Rate was in effect.

(10) Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrower shall pay directly to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank equal to 0.25% per annum (or such other lower amount as may be mutually agreed by the Borrower and the applicable Issuing Bank) of the maximum Dollar Amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases or decreases periodically pursuant to the terms of such Letter of Credit) or such lesser fee as may be agreed with such Issuing Bank. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable in Dollars on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. In addition, the Borrower shall pay, or cause to be paid, directly to each Issuing Bank for its own account with respect to each Letter of Credit issued for the account of the Borrower or any Restricted Subsidiary the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(11) Conflict with L/C Application. Notwithstanding anything else to the contrary in this Agreement or any L/C Application, in the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.

(12) Addition of an Issuing Bank. There may be one or more Issuing Banks under this Agreement from time to time. After the Closing Date, a Revolving Lender reasonably acceptable to the Borrower and the Administrative Agent may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Lender. The Administrative Agent shall notify the Revolving Lenders of any such additional Issuing Bank.

(13) Provisions Related to Extended Revolving Commitments. If the L/C Expiration Date in respect of any Class of Revolving Commitments occurs prior to the expiry date of any Letter of Credit, then (a) if consented to by the Issuing Bank which issued such Letter of Credit, if one or more other Classes of Revolving Commitments in respect of which the L/C Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Sections 2.03(3) and (4)) under (and ratably participated in by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (b) to the extent not reallocated pursuant to immediately preceding clause (a) and unless provisions reasonably satisfactory to the applicable Issuing Bank for the treatment of such Letter of Credit as a letter of credit under a successor credit facility have been agreed upon, the Borrower shall, on or prior to the applicable Maturity Date, cause all such Letters of Credit to be replaced and returned to the applicable Issuing Bank undrawn and marked “cancelled” or to the extent that the Borrower is unable to so replace and return any Letter(s) of Credit, such Letter(s) of Credit shall be backstopped by a “back to back” letter of credit reasonably satisfactory to the applicable Issuing Bank or the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(7).

(14) Letter of Credit Reports. For so long as any Letter of Credit issued by an Issuing Bank is outstanding, such Issuing Bank shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report in the form of Exhibit R, appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Bank.

(15) Letters of Credit Issued for Holdings and Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Holdings or a Restricted Subsidiary of the Borrower, the Borrower shall be obligated to reimburse, or cause to be reimbursed, the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Holdings or such Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s businesses derives substantial benefits from the businesses of Holdings and such Restricted Subsidiaries.

SECTION 2.04 Swing Line Loans.

(1) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion and in its individual capacity, make revolving credit loans in Dollars to the Borrower (each such loan, a “Swing Line Loan”), from time to time on any Business Day during the period beginning on the Business Day after the Closing Date and until the Maturity Date of the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share or other applicable share provided for under this Agreement of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender, may exceed the amount of such Swing Line Lender’s Revolving Commitment; provided that, after giving effect to any Swing Line Loan, the Revolving Exposure shall not exceed the aggregate Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan will be obtained or maintained as a Base Rate Loan (bearing interest at the Base Rate plus the Applicable Rate for Base Rate Loans under the 2017 Initial Revolving Facility) unless Swing Line Lender agrees to a lower interest rate; provided that (a) Swing Line Lender may not agree to a different rate if an Event of Default has occurred and is continuing and (b) upon the occurrence and during the continuance of an Event of Default under Section 8.01(1), the Swing Line Loans will, at the option of Swing Line Lender, bear interest on past due amounts at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws. For the avoidance of doubt, each risk participation in a Swing Line Loan shall be made on a ratable basis among all Classes of Revolving Commitments then in effect.

(2) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender, which may be given in writing or by telephone. Each such notice must be received by the Swing Line Lender not later than 2:00 p.m., New York time, on the requested Borrowing date and shall specify (a) the amount to be borrowed, which shall be a minimum of $100,000 and (b) the requested Borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, together with substantially simultaneous notice (by telephone or in writing) to the Administrative Agent. If the Swing Line Lender agrees to provide such requested Swing Line Borrowing, unless it has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) or it determines that (i) after giving effect to any Swing Line Loan, the Revolving Exposure will exceed the aggregate Revolving Commitment or (ii) one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m., New York time, on the Borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(3) Repayment or Refinancing of Swing Line Loans.

SECTION 2.05 Prepayments.

(1) Optional.

(a) The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Class or Classes of Term Loans and any Class or Classes of Revolving Loans in whole or in part without premium (except as set forth in Section 2.18) or penalty; provided that

(i) such notice must be received by the Administrative Agent not later than 12:00 p.m., New York time, (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and CDOR Loans and (B) on the date of prepayment of Base Rate Loans;

(ii) any partial prepayment of Eurodollar Rate Loans and CDOR Loans shall be in a principal amount of $2.0 million or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding; ~~and~~

(iii) any prepayment of Base Rate Loans shall be in a principal amount of $1.0 million or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding~~.~~; and

(iv) any prepayment of Revolving Loans under the Revolving Facility shall be allocated to prepay the Revolving Loans outstanding under each Class of the Revolving Facility in effect on the date of such prepayment on a ratable basis.

Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid (and, for the avoidance of doubt, may indicate the prepayments by more than one Borrower on such date in such amounts so specified, which, individually, may be below any minimum or multiple, but which, in the aggregate amount on any given date, shall satisfy such minimum and multiple requirements). The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such prepayment. If such notice is given, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan or CDOR Loans shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. In the case of each prepayment of the Loans pursuant to this Section 2.05(1), the Borrower may in its sole discretion select the Borrowing or Borrowings (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares or other applicable share provided for under this Agreement.

(b) [Reserved].

(c) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(1)(a) if such prepayment would have resulted from a refinancing of all or a portion of the applicable Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(d) Each prepayment in respect of any Term Loans pursuant to this Section 2.05(1) may be applied to any Class of Term Loans as directed by the Borrower. Voluntary prepayments of any Class of Term Loans permitted hereunder shall be applied in a manner determined at the discretion of the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity, including any remaining scheduled installments of principal). For the avoidance of doubt, the Borrower may (i) prepay Term Loans of any Term Loan Class pursuant to this Section 2.05 without any requirement to prepay Extended Term Loans that were converted or exchanged from such Term Loan Class and (ii) prepay Extended Term Loans pursuant to this Section 2.05 without any requirement to prepay any Term

(i) each prepayment of Term Loans required by Sections 2.05(2)(a) through (d) shall be applied to each Class of Term Loans then outstanding on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) with any other Term Loans (in each case, other than pursuant to a refinancing or with respect to greater than pro rata payments to an earlier maturing tranche);

(ii) with respect to each Class of Loans (other than Revolving Loans), each prepayment pursuant to clauses (a) through (d) of Section 2.05(2) shall be applied to remaining scheduled installments of principal thereof following the date of prepayment as directed by the Borrower and specified in the notice of prepayment (and absent such direction, in direct order of maturity); and

(iii) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares of such prepayment;

provided that with respect to the allocation of such prepayments under this clause (e) between a Class of existing Loans and a Class of Extended Loans, the Borrower may allocate such prepayments as the Borrower may specify, subject to the limitation that the Borrower may not allocate to such Extended Loans any such mandatory prepayment (other than in the case of a refinancing of Extended Loans) unless such prepayment under this clause (e) is accompanied by at least a pro rata prepayment, based upon the applicable remaining scheduled installments of principal due in respect thereof, of the Term Loans of the same Class, if any, from which such Extended Loans were converted or exchanged (or such Term Loans of the existing Loan Class have otherwise been repaid in full).

(f) Subject to Section 1.10(2), if for any reason (x) the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations at any time exceeds the aggregate Revolving Commitments then in effect, the Borrower shall promptly prepay Revolving Loans and Swing Line Loans or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(2)(f) unless after the prepayment in full of the Revolving Loans and Swing Line Loans (as applicable) such aggregate Outstanding Amount of L/C Obligations exceeds the aggregate Revolving Commitments then in effect~~.~~, (y) the aggregate Outstanding Amount of Original Initial Revolving Loans at any time exceeds the aggregate Original Initial Revolving Commitments then in effect, the Borrower shall promptly prepay Original Initial Revolving Loans in an aggregate amount equal to such excess and (z) the aggregate Outstanding Amount of 2017 Initial Revolving Loans at any time exceeds the aggregate 2017 Initial Revolving Commitments then in effect, the Borrower shall promptly prepay 2017 Initial Revolving Loans in an aggregate amount equal to such excess.

(g) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (a) through (c) of this Section 2.05(2) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment or other applicable share provided for under this Agreement. Each Term Lender may reject all or a portion of its Pro Rata Share, or other applicable share provided for under this Agreement, of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (a) and (b) of this Section 2.05(2) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m., New York time, two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds remaining shall be retained by the Borrower (or the applicable Restricted Subsidiary) and may be applied by the Borrower or such Restricted Subsidiary in any manner not prohibited by this Agreement.

(h) Notwithstanding any other provisions of this Section 2.05(2), (A) to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(2)(b) (a “Foreign Asset Sale”), the Net Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), the Specified Sale-Leaseback Net Proceeds of any Specified Sale Leaseback Transaction by a Foreign Subsidiary (a “Foreign Sale-Leaseback”) or all or a portion of Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(2) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow is permitted under the applicable local law such repatriation will be promptly effected and an amount equal to such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than two (2) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(2) to the extent otherwise provided herein and (B) to the extent that the Borrower has determined in good faith that repatriation of any or all or the Net Proceeds of any Foreign Asset Sale or Foreign Casualty Event, the Specified Sale-Leaseback Net Proceeds of any Foreign Sale-Leaseback or Excess Cash Flow would have an adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow, the Net Proceeds, Specified Sale-Leaseback Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.

(i) Interest, Funding Losses, etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan or CDOR Loan on a date prior to the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan or CDOR Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans or CDOR Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurodollar Rate Loan or CDOR Loan prior to the last day of the Interest Period therefor, the Borrower may, in ~~their~~ its discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05. Such deposit shall be deemed to be a prepayment of such Loans by the Borrower for all purposes under this Agreement.

SECTION 2.06 Termination or Reduction of Commitments.

(1) Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that

(a) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction,

(b) any such partial reduction shall be in an aggregate amount of $5.0 million or any whole multiple of $1.0 million in excess thereof or, if less, the entire amount thereof ~~and~~,

(c) the Borrower shall not terminate or reduce (A) the Original Initial Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Original Initial Revolving Outstandings would exceed the Original Initial Revolving Facility or (B) the 2017 Initial Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total 2017 Initial Revolving Outstandings would exceed the 2017 Initial Revolving Facility; and

(d) ~~(c)~~ if, after giving effect to any reduction of the Commitments, the L/C Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Facility, such sublimit shall be automatically reduced by the amount of such excess.

Except as provided above, the amount of any such Revolving Commitment reduction shall not be applied to the L/C Sublimit or Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of any Commitments if such termination would have resulted from a refinancing of all of the applicable Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(2) Mandatory. Each of (i) the Closing Date Term Commitment of each Term Lender on the Closing Date, (ii) the 2017 Refinancing Term Loan Commitment of each 2017 Refinancing Term Lender on the Amendment No. 4 Effective Date and (iii) the New 2017 Refinancing Term Loan Commitment of each New 2017 Refinancing Term Lender on the Amendment No. 5 Effective Date, shall be automatically and permanently reduced to $0 upon the making of such Lender’s Closing Date Term Loans, 2017 Refinancing Term Loans or New 2017 Refinancing Term Loans, respectively, to the Borrower pursuant to Section 2.01(1). The Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the Maturity Date for the applicable Class of the Revolving Facility.

(3) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the L/C Sublimit, Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). Any commitment fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

SECTION 2.07 Repayment of Loans.

(1) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders as follows:

(a) on the last Business Day of each March, June, September and December an aggregate principal amount equal to the amount corresponding to such fiscal quarter in the table below (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

Fiscal Quarter Ended	Principal Amount to be Repaid
December 31, 2017	$3,301,289.06
March 31, 2018	$3,301,289.06
June 30, 2018	$3,301,289.06
September 31, 2018	$3,301,289.06
December 31, 2018	$3,301,289.06
March 31, 2019	$3,301,289.06
June 30, 2019	$3,301,289.06
September 31, 2019	$3,301,289.06
December 31, 2019	$3,301,289.06
March 31, 2020	$3,301,289.06
June 30, 2020	$3,301,289.06
September 31, 2020	$3,301,289.06
December 31, 2020	$3,301,289.06
March 31, 2021	$3,301,289.06
June 30, 2021	$3,301,289.06
September 31, 2021	$3,301,289.06
December 31, 2021	$3,301,289.06
March 31, 2022	$3,301,289.06

; and

(b) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date. In connection with any Incremental Term Loans that constitute part of the same Class as the Closing Date Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding Closing Date Term Loans comprising part of such Class continue to receive a payment that is not less than the same dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans.

(2) Revolving Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the applicable Class of the Revolving Facility the aggregate principal amount of all Revolving Loans under such Class of the Revolving Facility outstanding on such date.

(3) Swing Line Loans. The Borrower shall repay the aggregate principal amount of each Swing Line Loan on the earlier to occur of (a) the date selected by Swing Line Lender and (b) the Maturity Date for the applicable Revolving Facility.

SECTION 2.08 Interest.

(1) Subject to the provisions of Section 2.08(2), (a) each Eurodollar Rate Loan and CDOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate or CDOR Rate for such Interest Period, respectively, plus the Applicable Rate, (b) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate, plus the Applicable Rate and (c) each Swing Line Loan shall bear interest as provided in Section 2.04(1).

(2) During the continuance of a Default under Section 8.01(1), the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no interest at the Default Rate shall accrue or be payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(3) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.09 Fees.

(1) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender under each Class of the Revolving Facility in accordance with its Pro Rata Share or other applicable share provided for under this Agreement, a commitment fee equal to the applicable Commitment Fee Rate with respect to such Class of the Revolving Facility times the actual daily amount by which the aggregate Revolving Commitment for the applicable Class of the Revolving Facility exceeds the sum of (a) the Outstanding Amount of Revolving Loans (for the avoidance of doubt, excluding any Swing Line Loans) for such Class of the Revolving Facility and (b) the Outstanding Amount of L/C Obligations for such Revolving Facility; provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender under such Class of the Revolving Facility during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments under any Class of the Revolving Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee on each Class of the Revolving Facility shall accrue at all times from the Closing Date until the Maturity Date for the applicable Class of the Revolving Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the last Business Day of September, 2015, and on the Maturity Date for such Class of the Revolving Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

(2) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(1), bear interest for one day. Each determination by the

(d) within thirty days after paying any sum from which it is required by Law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.

(3) Status of Lender. The Administrative Agent and each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Laws or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 3.01(3)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and Administrative Agent of its inability to do so.

Without limiting the foregoing:

(a) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(b) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(i)  ~~(ii)~~ two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(ii)  ~~(iii)~~ two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(iii)  ~~(iv)~~ in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit H (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(iv)  ~~(v)~~ to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, Form W-8BEN or W-8BEN-E, as applicable, United States Tax Compliance Certificate, Form W-9, Form W-8IMY and any other required information (or any successor forms) from each beneficial owner that would be required under this Section 3.01(3) if such beneficial owner were a Lender, as applicable (provided that if one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner), or

(v) ~~(vi)~~ two properly completed and duly signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for

(3) (a) the incurrence of Indebtedness by the Borrower and any Restricted Subsidiary in existence on the Closing Date (excluding Indebtedness described in the preceding clauses (1) and (2), but including Indebtedness in respect of Existing Mortgage Debt);

(4) (a) the incurrence of Attributable Indebtedness and (b) Indebtedness (including Capitalized Lease Obligations and Purchase Money Obligations), Disqualified Stock and Preferred Stock incurred or issued by the Borrower or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary, to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, including assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate principal amount, together with any Refinancing Indebtedness in respect thereof (excluding any Incremental Amounts) and all other Indebtedness, Disqualified Stock or Preferred Stock incurred or issued and outstanding under this clause (4), at such time not to exceed the greater of (i) $100.0 million and (ii) the Equivalent Percentage of the amount set forth in clause (i) multiplied by TTM Run-Rate Adjusted EBITDA of the Borrower for the most recently ended Test Period on the date of such incurrence and (~~ii~~c) any Refinancing Indebtedness thereof;

(5) Indebtedness incurred by the Borrower or any Restricted Subsidiary (a) constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or entered into, or relating to obligations or liabilities incurred, in the ordinary course of business or consistent with industry practice, including in respect of workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, unemployment insurance or other social security legislation or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, performance, completion or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or (b) as an account party in respect of letters of credit, bank guarantees or similar instruments in favor of suppliers, trade creditors or other Persons issued or incurred in the ordinary course of business or consistent with industry practice;

(6) the incurrence of Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(7) the incurrence of Indebtedness of the Borrower to a Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Borrower or any Restricted Subsidiary); provided that any such Indebtedness for borrowed money owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Loans to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Borrower or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) will be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) the incurrence of Indebtedness of a Restricted Subsidiary to the Borrower or another Restricted Subsidiary (or to any Parent Company which is substantially contemporaneously transferred to the Borrower or any Restricted Subsidiary) to the extent permitted by Section 7.05; provided that any such Indebtedness for borrowed money incurred by a Guarantor and owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Guaranty of the Loans of such Guarantor to the extent permitted by applicable law and it does not result in adverse tax consequences; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any such subsequent transfer of any consent of such Lender, it being understood that none of the following will constitute a reduction in any rate of interest: (i) any change to the definition of “First Lien Net Leverage Ratio,” “Total Net Leverage Ratio,” “Fixed Charge Coverage Ratio,” or, in each case, in the component definitions thereof and (ii) the agreement, consent or waiver by the Required Revolving Lenders of interest or unused commitment fees as set forth in clause (b) of the Applicable Rate definition; provided that only the consent of (A) the Required Lenders shall be necessary to amend the definition of “Default Rate,” (B) the Required Lenders or, with respect to any Default Rate payable pursuant to clause (b) of the Applicable Rate definition, the Required Revolving Lenders with respect to the Revolving Facility will be necessary to waive any obligation of the Borrower to pay interest at the Default Rate and (C) the Swing Line Lender with respect to the Swing Line Facility shall be necessary to waive any obligation to pay interest at the Default Rate;

(d) except as contemplated by clause (C) in the second proviso immediately succeeding clause (i) of this Section 10.01(1), change any provision of this Section 10.01 or the definition of “Required Lenders” or “Required Facility Lenders,” “Pro Rata Share”, the last sentence of Section 2.01(2), the last four sentences of Section 2.03(2)(b), the last sentence of Section 2.03(3)(a), the last sentence of Section 2.04(1) or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby or change the definition of “Required Revolving Lenders” without the consent of each Revolving Lender;

(e) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(f) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) amend, waive or otherwise modify any term or provision (including the waiver of any conditions set forth in Section 4.02 as to any Credit Extension under one or more Revolving Facilities) which directly affects Lenders under one or more Revolving Facilities and does not directly affect Lenders under any other Facilities, in each case, without the written consent of the Required Revolving Lenders under such applicable Revolving Facility or Facilities with respect to Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Revolving Lenders shall consent together as one Facility); provided, however, that the waivers described in this clause (g) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Revolving Facility or Facilities (it being understood that any amendment to the conditions of effectiveness of Incremental Commitments set forth in Section 2.14 shall be subject to clause (i) below);

(h) amend, waive or otherwise modify the Financial Covenant or any definition related thereto (solely in respect of the use of such defined terms in the Financial Covenant) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant without the written consent of the Required Revolving Lenders under the applicable Revolving Facility or Facilities with respect to Revolving Commitments (such Required Revolving Lenders shall consent together as one Facility); provided, however, that the amendments, waivers and other modifications described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders under the applicable Revolving Facility or Facilities;

(i) amend, waive or otherwise modify any term or provision (including the availability and conditions to funding under Section 2.14 with respect to Incremental Term Loans and Incremental Revolving Commitments and the rate of interest applicable thereto) which directly affects Lenders of one or more Incremental Term Loans or Incremental Revolving Commitments and does not directly affect Lenders under any other Facility, in each case, without the written consent of the Required Revolving Lenders under such applicable Incremental Term Loans or Incremental Revolving Commitments (and in the case of multiple Facilities which are affected, such Required Revolving Lenders shall consent together as one Facility); provided, however, that, to the extent permitted under Section 2.14, the waivers described in this clause (i) shall only require the consent of the Required Revolving Lenders under such applicable Incremental Term Loans or Incremental Revolving Commitments;

(j) amend, waive or otherwise modify any term or provision which directly affects (x) 2017 Initial Revolving Lenders and does not directly affect Original Initial Revolving Lenders without the written consent of the Required Facility Lenders under the 2017 Initial Revolving Facility or (y) Original Initial Revolving Lenders and does not directly affect 2017 Initial Revolving Lenders without the written consent of the Required Facility Lenders under the Original Initial Revolving Facility;

provided that:

(I) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Issuing Bank Document relating to any Letter of Credit issued or to be issued by it; provided, however, that this Agreement may be amended to adjust the mechanics related to the issuance of Letters of Credit, including mechanical changes relating to the existence of multiple Issuing Banks, with only the written consent of the Administrative Agent, the applicable Issuing Bank and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, and if applicable the other Issuing Banks, if any, who have not executed such amendment, are not adversely affected thereby;

(II) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; provided, however, that this Agreement may be amended to adjust the borrowing mechanics related to Swing Line Loans with only the written consent of the Administrative Agent, the Swing Line Lender and the Borrower so long as the obligations of the Revolving Lenders, if any, who have not executed such amendment, are not adversely affected thereby;

(III) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document;

(IV)Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification;

(V) the consent of the Required Revolving Lenders or Required Facility Lenders, as applicable, shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under any Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities; and

(VI)the consent of the Required Revolving Lenders (but without the consent of other Lenders, including the Required Lenders or Required Facility Lenders) shall be required to amend, waive or otherwise modify any provision of clause (b) of the definition of “Applicable Rate” that provides for an agreement, consent or waiver by the Required Revolving Lenders;

provided further that notwithstanding the foregoing:

(A) no Defaulting Lender shall have any right to approve or disapprove of any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Facility Lenders, the Required Revolving Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Revolving Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders);

(B) no Lender consent is required to effect any amendment or supplement to any Intercreditor Agreement (i) that is for the purpose of adding the holders of Permitted Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Permitted Indebtedness that is Secured Indebtedness (or a Debt Representative with respect thereto) as parties thereto, as expressly contemplated by the terms of such Intercreditor

SECTION 10.26 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.27 Recognition of EU Bail-In.

(a) Notwithstanding anything to the contrary in this Agreement, any Loan Document thereunder or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising in connection with any New 2017 Refinancing Term Loans (or any Loan Document thereunder) contemplated by this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any ~~Bail-in~~Bail-In Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b) As used in this Agreement, the following terms have the meanings specified below:

(i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

(ii) “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the

SCHEDULE 2.01

COMMITMENTS

Lender	Closing Date Term Loan Commitment	Original Initial Revolving Commitment	~~Closing Date~~2017 Initial Revolving Commitment
Deutsche Bank AG New York Branch	$1,250,000,000		$	~~67,675,000~~60,000,000
Goldman Sachs Bank USA			$	~~67,675,000~~35,000,000
KKR Revolving Credit Partners L.P.				$32,675,000
Jefferies Finance LLC				$28,200,000
Mizuho Bank, Ltd.				$20,000,000
Bank of Montreal				$19,750,000
Royal Bank of Canada				$19,750,000
U.S. Bank National Association				$15,000,000
MIHI LLC				$11,275,000
Nomura Corporate Funding Americas, LLC			$	~~11,275,000~~6,275,000
~~Mizuho~~Barclays Bank~~, Ltd.~~ PLC		$2,075,000	~~$~~	 ~~9,400,000~~
~~U.S. Bank National Association~~			~~$~~	 ~~15,000,000~~

Total:	$1,250,000,000	$2,075,000	$	~~250,000,000~~247,925,000

Schedules to Life Time Fitness Credit Agreement